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                                                         Exhibit (15)






                                             January 6, 1995




   Securities and Exchange Commission
   450 5th Street, N.W.
   Washington, DC 20549



We are aware that our reports dated April 19, 1994, July 21, 1994 and October 17, 1994 on our reviews of financial information of Ecolab Inc. for the periods ended March 31, 1994 and 1993, June 30, 1994 and 1993, and September 30, 1994 and 1993, and included in the Company's quarterly reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994, respectively, are incorporated by reference in this registration statement. Pursuant to Rule 436(c) under the Securities Act of 1933, these reports should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.




                                             /s/Coopers & Lybrand L.L.P.
                                             COOPERS & LYBRAND L.L.P.